EXHIBIT 99.1

Zoetis Reports Second Quarter 2014 Results

•	Second Quarter 2014 Revenue of $1.2 Billion Increased 4%, Compared to Second Quarter 2013

•	Second Quarter 2014 Reported Net Income of $136 Million, or Diluted EPS of $0.27, Increased 6% and 4%, respectively, Compared to Second Quarter 2013

•	Second Quarter 2014 Adjusted Net Income of $189 Million, or Adjusted Diluted EPS[1] of $0.38, Increased 6% Compared to Second Quarter 2013

•	Company Narrows Full-Year 2014 Adjusted Diluted EPS[1] Guidance to $1.50 - $1.54

FLORHAM PARK, NJ, Aug. 5, 2014 - Zoetis Inc. (NYSE: ZTS) today reported its financial results for the second quarter of 2014. The company reported revenue of $1.2 billion for the second quarter of 2014, an increase of 4% from the second quarter of 2013. Revenue reflected an operational2 increase of 6%, with foreign currency having a negative impact of 2 percentage points.
Net income for the second quarter of 2014 was $136 million, or $0.27 per diluted share, an increase of 6% and 4%, respectively, compared to the second quarter of 2013. Adjusted net income1 for the second quarter of 2014 was $189 million, or $0.38 per diluted share, an increase of 6% compared to the second quarter of 2013. Adjusted net income for the second quarter of 2014 excludes the net impact of $53 million, or $0.11 per diluted share, for purchase accounting adjustments, acquisition-related costs and certain significant items. On an operational2 basis, adjusted net income for the second quarter of 2014 increased 11%, with foreign currency having a negative impact of 5 percentage points.

EXECUTIVE COMMENTARY
"In the second quarter, we generated 6% operational growth in revenue, based on the strong performance of our livestock products,” said Zoetis Chief Executive Officer Juan Ramón Alaix. “We benefited from positive economic conditions for livestock producers versus the year-ago quarter, especially in the U.S., Canada and Brazil. This performance helped offset the impact of the PED virus in swine and slower growth in companion animal products. Sales of Apoquel, which continues to have limited supply, contributed to our growth in companion animal revenue and were somewhat offset by increased competition in other product areas.”

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“We also saw operational growth in revenue across all our geographical segments in the quarter, reflecting the strength and balance of our diverse portfolio," Alaix said. “Our continued focus on building strong customer relationships, bringing new products to market while managing product lifecycles, and producing high-quality products with reliable supply, all remain fundamental strengths of our business model.”
“In the second quarter, we grew adjusted earnings faster than sales, while facing higher expense growth driven primarily by the ramp-up of our corporate functions and timing of our promotional activities,” said Glenn David, Senior Vice President of Finance Operations and Acting Chief Financial Officer of Zoetis. “We continue making progress on establishing our Zoetis systems and infrastructure as we complete our stand-up programs. We remain confident in our business model and outlook, and we are increasing the lower end of the guidance range for revenue and adjusted EPS for the full year 2014.”

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its business across four regional operating segments: the United States (U.S.); Europe/Africa/Middle East (EuAfME); Canada/Latin America (CLAR); and Asia/Pacific (APAC). Within each of these regional segments, the company delivers a diverse portfolio of products for livestock and companion animals tailored to local trends and customer needs.
In the second quarter of 2014:

•
Revenue in the U.S. was $459 million, an increase of 5% compared to the second quarter of 2013. Sales of livestock products grew 10% with contributions across cattle, poultry and swine. Cattle products showed a significant increase based on improved market conditions from the year-ago quarter. Poultry product sales grew, benefiting from new vaccines and growth in medicated feed additives. Swine products benefited from continued growth in new products, tempered by the effect of Porcine Epidemic Diarrhea virus (PEDv). Sales of companion animal products grew 1% driven by APOQUEL®, but this was partially offset by declines due to increased competition in vaccines and for RIMADYL®.

•
Revenue in EuAfME was $284 million, an increase of 4% operationally compared to the second quarter of 2013. Sales of livestock products increased 5% operationally as the region experienced more positive results in Germany, the UK and Spain, but this was slightly offset by declines in France. The livestock growth was primarily driven by increased sales in poultry and cattle products, which were slightly offset by a decline in swine products for the quarter. Sales of companion animal products increased 2% operationally, primarily driven by sales of APOQUEL® in the UK and Germany and growth in emerging markets; this growth was somewhat offset by declines in France and southern Europe due to increased competition in parasiticides.

•
Revenue in CLAR was $214 million, an increase of 11% operationally compared to the second quarter of 2013. Overall for the segment, sales of livestock products grew 13% operationally and sales of companion animal products grew 6% operationally. The CLAR segment results were largely driven by growth in its two largest markets, Brazil and Canada, as well as Venezuela and Argentina. In Brazil, there was significant growth driven primarily by sales of

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cattle and poultry products as well as companion animal products. Meanwhile, the company generated increased sales of cattle products in Canada, as higher prices for cattle led to increased treatments. Canada also saw an increase in sales of swine products such as anti-infectives and vaccines, while it posted a slight decline in poultry products. Finally, Venezuela and Argentina grew sales of livestock products, reflecting price increases in these high inflationary markets.

•
Revenue in APAC was $185 million, an increase of 5% operationally compared to the second quarter of 2013. Sales of livestock products grew 7% operationally, driven primarily by sales of cattle products in New Zealand and Australia; growth of swine products in China; and growth of poultry products in Australia and India. This livestock growth was offset by declines in Japan and Korea. Meanwhile, sales of companion animal products increased 1% operationally largely due to an increase in equine products in Australia, which was offset by declines in companion animal products in Japan.

Zoetis continues to drive demand and strengthen its diverse portfolio of products through product lifecycle development, strong customer relationships and access to new markets and technologies. The company is focused on improving the performance and delivery of its current product lines; expanding product indications across species; pursuing approvals in new geographies; and developing innovative medicines, treatments and solutions for emerging diseases and unmet customer needs.
One example of a new product introduction in the quarter was for ACTOGAIN™ (ractopamine hydrochloride). The company launched ACTOGAIN in the U.S. after receiving regulatory approvals to use it in combination with other products. ACTOGAIN is the company’s second branded generic ractopamine product and adds to its strong portfolio for cattle. Ractopamine is an active ingredient in feed additive products that help cattle and pigs direct their food energy toward producing high-quality lean meat rather than fat.

FINANCIAL GUIDANCE AND COMMENTARY
Zoetis's guidance for full-year 2014 reflects the company's confidence in the diversity of its portfolio, the strength of its business model, and its view of the evolving market conditions for animal health products this year.
Zoetis narrowed its revenue and adjusted earnings guidance for full year 2014, raising the lower end of previous ranges for both items. The company also revised its reported diluted EPS guidance to account for a one-time charge related to a commercial settlement with customers in Mexico that impacted this quarter. Full-year 2014 guidance includes:

•	Revenue of between $4.675 billion to $4.750 billion

•	Reported diluted EPS for the full year of between $1.16 to $1.20 per share

•	Adjusted diluted EPS[1] for the full year between $1.50 to $1.54 per share

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Additional guidance on other items such as expenses and effective tax rate is included in the financial tables and will be discussed on the company's conference call this morning.

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (EDT) today, during which company executives will review second quarter financial results and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://www.zoetis.com/events-and-presentations. A replay of the webcast will be archived and made available on Aug. 5, 2014.

About Zoetis
Zoetis (zô-EH-tis) is the leading animal health company, dedicated to supporting its customers and their businesses. Building on more than 60 years of experience in animal health, Zoetis discovers, develops, manufactures and markets veterinary vaccines and medicines, complemented by diagnostic products and genetic tests and supported by a range of services. In 2013, the company generated annual revenue of $4.6 billion. With approximately 9,800 employees worldwide at the beginning of 2014, Zoetis has a local presence in approximately 70 countries, including 27 manufacturing facilities in 10 countries. Its products serve veterinarians, livestock producers and people who raise and care for farm and companion animals in 120 countries. For more information, visit www.zoetis.com.

1 Adjusted net income and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.

2 Operational growth is defined as growth excluding the impact of foreign exchange.

DISCLOSURE NOTICES
Forward-Looking Statements:  This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to business plans or prospects, future operating or financial performance, expectations regarding products, future use of cash and dividend payments, and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future

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Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income and adjusted diluted earnings per share, to assess and analyze our operational results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our web site at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter @zoetis. We encourage investors and potential investors to consult our website regularly and to follow us on Facebook and Twitter for important information about us.

Media Contacts:	Investor Contacts:
Bill Price	John O'Connor
1-973-443-2742 (o)	1-973-822-7088 (o)
william.price@zoetis.com

Elinore White
1-973-443-2835 (o)
elinore.y.white@zoetis.com

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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Second Quarter			Six Months
	2014	2013	% Change	2014	2013	% Change
Revenue	$1,158	$1,114	4	$2,255	$2,204	2
Costs and expenses:
Cost of sales(b)	413	416	(1)	792	818	(3)
Selling, general and administrative expenses(b)	396	399	(1)	752	756	(1)
Research and development expenses(b)	92	95	(3)	179	185	(3)
Amortization of intangible assets(c)	15	15	—	30	30	—
Restructuring charges and certain acquisition-related costs	5	(20)	*	8	(13)	*
Interest expense	29	32	(9)	58	54	7
Other (income)/deductions–net	8	(10)	*	9	(5)	*
Income before provision for taxes on income	200	187	7	427	379	13
Provision for taxes on income	61	59	3	133	111	20
Net income before allocation to noncontrolling interests	139	128	9	294	268	10
Less: Net income attributable to noncontrolling interests	3	—	*	3	—	*
Net income attributable to Zoetis	$136	$128	6	$291	$268	9

Earnings per share—basic	$0.27	$0.26	4	$0.58	$0.54	7

Earnings per share—diluted	$0.27	$0.26	4	$0.58	$0.54	7

Weighted-average shares used to calculate earnings per share (in thousands)
Basic	500,975	500,000		500,603	500,000
Diluted	501,684	500,217		501,193	500,164

*Calculation not meaningful

(a)
The condensed consolidated statements of income present the three and six months ended June 29, 2014 and June 30, 2013. Subsidiaries operating outside the United States are included for the three and six months ended May 25, 2014 and May 26, 2013.

(b)	Exclusive of amortization of intangible assets, except as discussed in footnote (c) below.

(c)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter ended June 29, 2014
	GAAP Reported(1)	Purchase Accounting Adjustments	Acquisition- Related Costs(2)	Certain Significant Items(3)	Non-GAAP Adjusted(a)
Revenue	$1,158	$—	$—	$—	$1,158
Cost of sales(b)	413	—	—	(8)	405
Gross profit	745	—	—	8	753
Selling, general and administrative expenses(b)	396	(1)	—	(31)	364
Research and development expenses(b)	92	(1)	—	—	91
Amortization of intangible assets(c)	15	(11)	—	—	4
Restructuring charges and certain acquisition-related costs	5	—	(2)	(3)	—
Interest expense	29	—	—	—	29
Other (income)/deductions–net	8	—	—	(11)	(3)
Income before provision for taxes on income	200	13	2	53	268
Provision for taxes on income	61	5	—	10	76
Income from continuing operations	139	8	2	43	192
Net income attributable to noncontrolling interests	3	—	—	—	3
Net income attributable to Zoetis	136	8	2	43	189
Earnings per common share attributable to Zoetis–diluted(d)	0.27	0.02	—	0.09	0.38

	Quarter ended June 30, 2013
	GAAP Reported(1)	Purchase Accounting Adjustments	Acquisition- Related Costs(2)	Certain Significant Items(3)	Non-GAAP Adjusted(a)
Revenue	$1,114	$—	$—	$—	$1,114
Cost of sales(b)	416	(1)	(2)	(13)	400
Gross profit	698	1	2	13	714
Selling, general and administrative expenses(b)	399	—	—	(60)	339
Research and development expenses(b)	95	—	—	(4)	91
Amortization of intangible assets(c)	15	(12)	—	—	3
Restructuring charges and certain acquisition-related costs	(20)	—	(7)	27	—
Interest expense	32	—	—	—	32
Other (income)/deductions–net	(10)	—	—	7	(3)
Income before provision for taxes on income	187	13	9	43	252
Provision for taxes on income	59	4	3	8	74
Net income attributable to Zoetis	128	9	6	35	178
Earnings per common share attributable to Zoetis–diluted(d)	0.26	0.02	0.01	0.07	0.36

(a)
Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

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(b)	Exclusive of amortization of intangible assets, except as discussed in footnote (c) below.

(c)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

(d)	EPS amounts may not add due to rounding.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1), (2) and (3).
Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Six Months ended June 29, 2014
	GAAP Reported(1)	Purchase Accounting Adjustments	Acquisition- Related Costs(2)	Certain Significant Items(3)	Non-GAAP Adjusted(a)
Revenue	$2,255	$—	$—	$—	$2,255
Cost of sales(b)	792	(1)	—	(11)	780
Gross profit	1,463	1	—	11	1,475
Selling, general and administrative expenses(b)	752	—	—	(61)	691
Research and development expenses(b)	179	(1)	—	—	178
Amortization of intangible assets(c)	30	(23)	—	—	7
Restructuring charges and certain acquisition-related costs	8	—	(4)	(4)	—
Interest expense	58	—	—	—	58
Other (income)/deductions–net	9	—	—	(13)	(4)
Income before provision for taxes on income	427	25	4	89	545
Provision for taxes on income	133	9	1	19	162
Income from continuing operations	294	16	3	70	383
Net income attributable to noncontrolling interests	3	—	—	—	3
Net income attributable to Zoetis	291	16	3	70	380
Earnings per common share attributable to Zoetis–diluted(d)	0.58	0.03	0.01	0.14	0.76

	Six Months ended June 30, 2013
	GAAP Reported(1)	Purchase Accounting Adjustments	Acquisition- Related Costs(2)	Certain Significant Items(3)	Non-GAAP Adjusted(a)
Revenue	$2,204	$—	$—	$—	$2,204
Cost of sales(b)	818	(2)	(2)	(16)	798
Gross profit	1,386	2	2	16	1,406
Selling, general and administrative expenses(b)	756	—	—	(95)	661
Research and development expenses(b)	185	—	—	(4)	181
Amortization of intangible assets(c)	30	(23)	—	—	7
Restructuring charges and certain acquisition-related costs	(13)	—	(13)	26	—
Interest expense	54	—	—	—	54
Other (income)/deductions–net	(5)	—	—	4	(1)
Income before provision for taxes on income	379	25	15	85	504
Provision for taxes on income	111	8	5	23	147
Net income attributable to Zoetis	268	17	10	62	357
Earnings per common share attributable to Zoetis–diluted(d)	0.54	0.03	0.02	0.12	0.71

(a)
Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

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(b)	Exclusive of amortization of intangible assets, except as discussed in footnote (c) below.

(c)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

(d)	EPS amounts may not add due to rounding.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1), (2) and (3).
Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)
The condensed consolidated statements of income present the three and six months ended June 29, 2014 and June 30, 2013. Subsidiaries operating outside the United States are included for the three and six months ended May 25, 2014 and May 26, 2013.

(2)	Acquisition-related costs include the following:

	Second Quarter		Six Months
	2014	2013	2014	2013
Integration costs(a)	$2	$10	$4	$14
Restructuring charges(b)	—	(1)	—	1
Total acquisition-related costs—pre-tax	2	9	4	15
Income taxes(c)	—	3	1	5
Total acquisition-related costs—net of tax	$2	$6	$3	$10

(a)
Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Restructuring charges and certain acquisition-related costs for the three and six months ended June 29, 2014. Included in Cost of sales ($2 million and $2 million) and Restructuring charges and certain acquisition-related costs ($8 million and $12 million) for the three and six months ended June 30, 2013, respectively.

(b)	Restructuring charges are associated with employees, assets and activities that will not continue with the company. Included in Restructuring charges and certain acquisition-related costs.

(c)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.

(3) Certain significant items include the following:

	Second Quarter		Six Months
	2014	2013	2014	2013
Restructuring charges(a)	$3	$(27)	$3	$(26)
Implementation costs and additional depreciation—asset restructuring(b)	—	1	1	3
Certain asset impairment charges(c)	—	—	—	1
Net gain on sale of assets(d)	(3)	(6)	(3)	(6)
Stand-up costs(e)	41	77	74	111
Other(f)	12	(2)	14	2
Total certain significant items—pre-tax	53	43	89	85
Income taxes(g)	10	8	19	23
Total certain significant items—net of tax	$43	$35	$70	$62

(a)
Represents restructuring charges incurred for our cost-reduction/productivity initiatives. For the three and six months ended June 30, 2013, includes a decrease in employee termination expenses relating to the reversal of a previously established termination reserve related to our operations in Europe. Included in Restructuring charges and certain acquisition-related costs.

(b)
Related to our cost-reduction/productivity initiatives. Included in Restructuring charges and certain acquisition-related costs for the six months ended June 29, 2014. Included in Cost of sales for the three months ended June 30, 2013. Included in Cost of sales ($1 million) and Selling, general and administrative expenses ($2 million) for the six months ended June 30, 2013.

(c)	Included in Other (income)/deductions—net.

(d)
For the three and six months ended June 29, 2014, represents the Zoetis portion of a net gain on the sale of land in our Taiwan joint venture. For the three and six months ended June 30, 2013, represents the net gain on the government-mandated sale of certain product rights in Brazil that were acquired with the FDAH acquisition in 2009. Included in Other (income)/deductions—net.

(e)
Represents certain nonrecurring costs related to becoming an independent public company, such as new branding (including changes to the manufacturing process for required new packaging), the creation of standalone systems and infrastructure, site separation, and certain legal registration and patent assignment costs, as well as, restructuring, certain legal and commercial settlements, and other charges. Included in Cost of sales ($8 million and $11 million), Selling, general and administrative expenses ($31 million and $61 million), and Other (income)/deductions—net ($2 million and $2 million) for the three and six months ended June 29, 2014, respectively. Included in Cost of sales ($13 million and $15 million), Selling, general and administrative expenses ($60 million and $92 million), and Research and development expenses ($4 million and $4 million) for the three and six months ended June 30, 2013, respectively.

(f)
For the three and six months ended June 29, 2014, primarily includes a reserve associated with a commercial settlement in Mexico ($13 million). The six months ended June 29, 2014 also includes a pension plan settlement charge related to the divestiture of a manufacturing plant ($4 million), partially offset by an insurance recovery of litigation related charges ($2 million income).

(g)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.

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ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME (a)
(UNAUDITED)
(millions of dollars)

			% Change
	Second Quarter		(Favorable)/Unfavorable
	2014	2013	Total	Foreign Exchange	Operational
Adjusted cost of sales	$405	$400	1%	(3)%	4%
as a percent of revenue	35.0%	35.9%	NA	NA	NA
Adjusted SG&A expenses	364	339	7%	(2)%	9%
Adjusted R&D expenses	91	91	—%	(1)%	1%
Adjusted net income attributable to Zoetis	189	178	6%	(5)%	11%

			% Change
	Six Months		(Favorable)/Unfavorable
	2014	2013	Total	Foreign Exchange	Operational
Adjusted cost of sales	$780	$798	(2)%	(3)%	1%
as a percent of revenue	34.6%	36.2%	NA	NA	NA
Adjusted SG&A expenses	691	661	5%	(2)%	7%
Adjusted R&D expenses	178	181	(2)%	(2)%	—%
Adjusted net income attributable to Zoetis	380	357	6%	(4)%	10%

(a)
Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income are defined as the corresponding reported U.S. generally accepted accounting principles (GAAP) income statement line items excluding purchase accounting adjustments, acquisition-related costs, and certain significant items. Reconciliations of certain reported to adjusted information for the three and six months ended June 29, 2014 and June 30, 2013 are provided in the materials accompanying this report. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items.

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ZOETIS INC.
2014 GUIDANCE

Selected Line Items
Revenue	$4,675 to $4,750 million
Adjusted cost of sales as a percentage of revenue(a)	Approximately 35.5%
Adjusted SG&A expenses(a)	$1,440 to $1,480 million
Adjusted R&D expenses(a)	$390 to $405 million
Adjusted interest expense and other (income)/deductions(a)	Approximately $105 million
Effective tax rate on adjusted income(a)	Approximately 29%
Adjusted diluted EPS(a)	$1.50 to $1.54
Certain significant items(b) and acquisition-related costs	$175 to $195 million
Reported diluted EPS	$1.16 to $1.20

In updating our guidance for full-year 2014, we have considered current exchange rates and other factors.
A reconciliation of 2014 adjusted net income and adjusted diluted EPS guidance to 2014 reported net income attributable to Zoetis and reported diluted EPS attributable to Zoetis common shareholders guidance follows:

Full-Year 2014 Guidance
(millions of dollars, except per share amounts)	Net Income	Diluted EPS
Adjusted net income/diluted EPS(a) guidance	~$750 - $770	~$1.50 - $1.54
Purchase accounting adjustments	~(30)	~(0.06)
Certain significant items(b) and acquisition-related costs	~(130 - 145)	~(0.26 - 0.29)
Reported net income attributable to Zoetis/diluted EPS guidance	~$580 - $600	~$1.16 - $1.20

(a)
Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. generally accepted accounting principles (GAAP) net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted selling, general and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, adjusted interest expense and adjusted other (income)/deductions are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.

(b)
Primarily includes certain nonrecurring costs related to becoming an independent public company, such as new branding (including changes to the manufacturing process for required new packaging), the creation of standalone systems and infrastructure, site separation, certain legal registration and patent assignment costs, as well as, restructuring, certain legal and commercial settlements, and other charges.

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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Second Quarter		% Change
	2014	2013	Total	Foreign Exchange	Operational
Revenue:
Livestock	$703	$667	5%	(4)%	9%
Companion Animal	439	435	1%	(1)%	2%
Contract Manufacturing	16	12	33%	6%	27%
Total Revenue	$1,158	$1,114	4%	(2)%	6%

U.S.
Livestock	$224	$204	10%	—%	10%
Companion Animal	235	233	1%	—%	1%
Total U.S. Revenue	$459	$437	5%	—%	5%

EuAfME
Livestock	$193	$181	7%	2%	5%
Companion Animal	91	85	7%	5%	2%
Total EuAfME Revenue	$284	$266	7%	3%	4%

CLAR
Livestock	$156	$153	2%	(11)%	13%
Companion Animal	58	60	(3)%	(9)%	6%
Total CLAR Revenue	$214	$213	—%	(11)%	11%

APAC
Livestock	$130	$129	1%	(6)%	7%
Companion Animal	55	57	(4)%	(5)%	1%
Total APAC Revenue	$185	$186	(1)%	(6)%	5%

Livestock:
Cattle	$379	$355	7%	(3)%	10%
Swine	157	154	2%	(3)%	5%
Poultry	146	137	7%	(4)%	11%
Other	21	21	—%	—%	—%
Total Livestock Revenue	$703	$667	5%	(4)%	9%

Companion Animal:
Horses	$46	$45	2%	—%	2%
Dogs and Cats	393	390	1%	(1)%	2%
Total Companion Animal Revenue	$439	$435	1%	(1)%	2%

(a)
For a description of each segment, see Note 18A to Zoetis's consolidated and combined financial statements included in Zoetis's Form 10-K for the year ended December 31, 2013. Beginning in the first quarter of 2014, contract manufacturing is presented separately and we have revised our segment results for the comparable 2013 period.

Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Six Months		% Change
	2014	2013	Total	Foreign Exchange	Operational
Revenue:
Livestock	$1,409	$1,370	3%	(3)%	6%
Companion Animal	819	811	1%	(1)%	2%
Contract Manufacturing	27	23	17%	7%	10%
Total Revenue	$2,255	$2,204	2%	(3)%	5%

U.S.
Livestock	$487	$449	8%	—%	8%
Companion Animal	451	442	2%	—%	2%
Total U.S. Revenue	$938	$891	5%	—%	5%

EuAfME
Livestock	$374	$373	—%	1%	(1)%
Companion Animal	180	172	5%	4%	1%
Total EuAfME Revenue	$554	$545	2%	2%	—%

CLAR
Livestock	$291	$292	—%	(11)%	11%
Companion Animal	91	92	(1)%	(10)%	9%
Total CLAR Revenue	$382	$384	(1)%	(11)%	10%

APAC
Livestock	$257	$256	—%	(7)%	7%
Companion Animal	97	105	(8)%	(7)%	(1)%
Total APAC Revenue	$354	$361	(2)%	(7)%	5%

Livestock:
Cattle	$770	$745	3%	(3)%	6%
Swine	317	314	1%	(3)%	4%
Poultry	281	270	4%	(5)%	9%
Other	41	41	—%	(4)%	4%
Total Livestock Revenue	$1,409	$1,370	3%	(3)%	6%

Companion Animal:
Horses	$89	$87	2%	(3)%	5%
Dogs and Cats	730	724	1%	(1)%	2%
Total Companion Animal Revenue	$819	$811	1%	(1)%	2%

(a)
For a description of each segment, see Note 18A to Zoetis's consolidated and combined financial statements included in Zoetis's Form 10-K for the year ended December 31, 2013. Beginning in the first quarter of 2014, contract manufacturing is presented separately and we have revised our segment results for the comparable 2013 period.

Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
SEGMENT EARNINGS(a)
(UNAUDITED)
(millions of dollars)

	Second Quarter		% Change
	2014	2013	Total	Foreign Exchange	Operational
U.S.	$258	$254	2%	—%	2%
EuAfME	103	93	11%	2%	9%
CLAR	88	78	13%	(3)%	16%
APAC	72	71	1%	(10)%	11%
Total Reportable Segments	521	496	5%	(2)%	7%

Other business activities(b)	(74)	(76)	(3)%
Reconciling Items:
Corporate(c)	(128)	(137)	(7)%
Purchase accounting adjustments(d)	(13)	(13)	—%
Acquisition-related costs(e)	(2)	(9)	(78)%
Certain significant items(f)	(53)	(43)	23%
Other unallocated(g)	(51)	(31)	65%
Total Earnings(h)	$200	$187	7%

	Six Months		% Change
	2014	2013	Total	Foreign Exchange	Operational
U.S.	$536	$488	10%	—%	10%
EuAfME	215	207	4%	1%	3%
CLAR	152	130	17%	3%	14%
APAC	138	146	(5)%	(9)%	4%
Total Reportable Segments	1,041	971	7%	(1)%	8%

Other business activities(b)	(146)	(147)	(1)%
Reconciling Items:
Corporate(c)	(253)	(253)	—%
Purchase accounting adjustments(d)	(25)	(25)	—%
Acquisition-related costs(e)	(4)	(15)	(73)%
Certain significant items(f)	(89)	(85)	5%
Other unallocated(g)	(97)	(67)	45%
Total Earnings(h)	$427	$379	13%

(a)
For a description of each segment, see Note 18A to Zoetis's consolidated and combined financial statements included in Zoetis's Form 10-K for the year ended December 31, 2013. Beginning in the first quarter of 2014, contract manufacturing is included in other business activities and we have revised our segment results for the comparable 2013 period.

(b)	Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business.

(c)	Corporate includes, among other things, administration expenses, interest expense, certain compensation and other costs not charged to our operating segments.

(d)	Purchase accounting adjustments include certain charges related to intangible assets and property, plant and equipment not charged to our operating segments.

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(e)
Acquisition-related costs can include costs associated with acquiring, integrating and restructuring newly acquired businesses, such as transaction costs, integration costs, restructuring charges and additional depreciation associated with asset restructuring.

(f)
Certain significant items are substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain costs related to becoming an independent public company, restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, certain legal and commercial settlements, and the impact of divestiture-related gains and losses.

(g)	Includes overhead expenses associated with our manufacturing operations not directly attributable to an operating segment.

(h)	Defined as income before provision for taxes on income.
Certain amounts and percentages may reflect rounding adjustments.

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